EXHIBIT 23.3

                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) and related Prospectus of Precision Castparts Corp. our report dated February 23, 1996, with respect to the consolidated financial statements of NEWFLO Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission, which report appears in the Form 8-K/A of Precision Castparts Corp. dated September 26, 1996.

                                       Ernst & Young LLP

Austin, Texas
October 17, 1996